UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2024

AVIDITY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10578 Science Center Drive, Suite 125

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 401-7900

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2024, the Board of Directors (the “Board”) of Avidity Biosciences, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee and pursuant to the amended and restated bylaws of the Company, appointed Simona Skerjanec, M.Pharm, MBA as a director, effective May 14, 2024. Ms. Skerjanec filled the Class II vacancy on the Board resulting from Eric Mosbrooker’s resignation in December 2023. Ms. Skerjanec, 59, served as Senior Vice President and Global Neuroscience Head at Roche in Switzerland and led the business and global strategy for Roche’s portfolio of neurological and rare diseases, from March 2015 to December 2023. During her tenure at Roche, Ms. Skerjanec also served as a General Manager of Roche in Portugal. Prior to joining Roche, Ms. Skerjanec was Senior Vice President and Cardiovascular franchise head at The Medicines Company where she held various roles of increasing responsibilities in development and commercialization from July 2003 to February 2015. She also held positions at Eli Lilly, Pfizer and Johnson & Johnson. Ms. Skerjanec received her M.Pharm from the University of Ljubljana School of Pharmacy and her MBA from Fairleigh Dickinson University.

In connection with her appointment to the Board, Ms. Skerjanec was granted options to purchase shares of the Company’s common stock in accordance with the provisions of the Company’s Non-Employee Director Compensation Program. The options have an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant and will vest in substantially equal monthly installments over the three years following the date of grant. Ms. Skerjanec will also receive cash compensation for her service on the Board in accordance with the Company’s Non-Employee Director Compensation Program, as such program may be amended from time to time.

Further, in connection with her appointment to the Board, Ms. Skerjanec entered into the Company’s standard form of indemnification agreement, the form of which has been filed with the Company’s most recent annual report on Form 10-K.

There are no arrangements or understandings between Ms. Skerjanec and any other person pursuant to which she was selected to serve on the Board. There are no transactions in which the Company or any of its subsidiaries is a party and in which Ms. Skerjanec has a material interest subject to disclosure under Item 404(a) of Regulation S-K. The Board has determined that Ms. Skerjanec is an independent director in accordance with the listing requirements of The Nasdaq Stock Market LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: May 15, 2024	By:	/s/ Michael F. MacLean
Michael F. MacLean
Chief Financial and Chief Business Officer